UNITED STATES	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007 (March 19, 2007)

Allos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 19, 2007, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (“Allos” or the “Company”) appointed Pablo J. Cagnoni, M.D. to serve as the Company’s Senior Vice President, Chief Medical Officer.  Dr. Cagnoni has nearly twenty years of drug development experience in oncology in both industry and academia.  From 2004 to 2007, Dr. Cagnoni held several key management positions with OSI Pharmaceuticals, Inc., serving most recently as Chief Medical Officer and Vice President, Clinical Research and Medical Affairs. During his tenure, among other responsibilities, Dr. Cagnoni oversaw all of the company’s clinical development and medical affairs activities relating to Tarceva(R).  From 2001 to 2004, Dr. Cagnoni held key roles in clinical development with Allos, serving most recently as Vice President, Clinical Development.  Prior to that, Dr. Cagnoni was Assistant Professor of Medicine in the Division of Oncology at the University of Colorado, where he also served as Assistant Director of the Pharmacology Laboratory and member of the Bone Marrow Transplant Program.  Dr. Cagnoni graduated Summa Cum Laude from the University of Buenos Aires Medical School and received training in Hematology and Oncology at Mount Sinai Medical Center in New York and in Bone Marrow Transplantation at the University of Colorado. Dr. Cagnoni has authored over 50 publications, numerous book chapters and has lectured extensively in several areas related to clinical oncology and drug development.

In connection with Dr. Cagnoni’s appointment, Dr. Cagnoni and the Company entered into an employment agreement dated March 19, 2007 (the “Employment Agreement”).  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.43 and incorporated herein by reference.

Pursuant to the Employment Agreement, Dr. Cagnoni earns an annual base salary of $385,000, which amount may be increased annually at the discretion of our Compensation Committee.  Dr. Cagnoni is also eligible for an annual discretionary bonus, based 60% on the achievement of corporate goals and 40% on the achievement of individual goals, with a target bonus equal to 35% of his annual base salary.  The Employment Agreement also provides for an initial signing bonus of $50,000 payable within 30 days of Dr. Cagnoni’s start date, plus an additional signing bonus of $50,000 payable on January 11, 2008.  Payment of the additional signing bonus is contingent upon Dr. Cagnoni’s continued employment through such date and the satisfaction of certain milestones to be determined by the Compensation Committee of the Board.

In addition, pursuant to the Employment Agreement, on March 19, 2007, the Company granted Dr. Cagnoni options to purchase 300,000 shares of common stock under the Company’s 2006 Inducement Award Plan (the “Plan”).  Dr. Cagnoni’s options have an exercise price of $6.17 per share, which equals the closing sale price of a share of the Company’s common stock on the date of grant (as reported by the Nasdaq Global Market), and are non-qualified options for tax purposes.  The options have a ten year term, and vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years, subject to Dr. Cagnoni’s continued employment with the Company through such vesting dates.  The stock option grant notice and stock option agreement relating to Dr. Cagnoni’s options conform to the Company’s standard forms of stock option grant notice and stock option agreement under the Plan (copies of which are included as Exhibit 10.38 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference).

Also pursuant to the Employment Agreement, on March 19, 2007, the Committee granted Dr. Cagnoni 75,000 shares of restricted stock under the Plan (the “Restricted Stock”).  The Restricted Stock vests over a four-year period, with 25% of the Restricted Stock vesting on each of the first four anniversaries of the date of grant, subject to Dr. Cagnoni’s continued employment with us through such vesting dates.  The restricted stock grant notice and restricted stock grant agreement relating to Dr. Cagnoni’s restricted stock grant conform to the Company’s standard form of restricted stock grant notice and restricted stock grant agreement under the Plan (copies of which are included as Exhibit 10.38 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference).

The Employment Agreement provides that Dr. Cagnoni’s employment is at-will and may be terminated by Dr. Cagnoni or the Company at any time.  However, if we terminate Dr. Cagnoni’s employment without “just cause” (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), other than pursuant to a “change in control” (as defined in the Employment Agreement), provided that Dr. Cagnoni executes a general release in favor of the Company, Dr. Cagnoni will be entitled to (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for his group health insurance COBRA continuation coverage for up to twelve months after the date of termination.

The employment agreement also provides that if we (or any surviving or acquiring corporation) terminate Dr. Cagnoni’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, upon the execution of a release in favor of the Company (or any surviving or acquiring corporation), Dr. Cagnoni will be entitled to: (a) his base salary for 18 months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control or 50% of his maximum bonus eligibility if he was not employed by the Company during the prior year bonus period, and (d) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months after the date of termination.  In addition, the vesting of any outstanding stock options and/or restricted stock issued to Dr. Cagnoni will be accelerated in full and the time during which Dr. Cagnoni’s stock options may be exercised will be extended to 12 months following the date of his termination.

In connection with Dr. Cagnoni’s appointment, Dr. Cagnoni and the Company also entered into our standard form of Confidentiality and Inventions Assignment Agreement (the “Confidentiality Agreement”). The Confidentiality Agreement imposes on Dr. Cagnoni certain confidentiality, non-compete and non-solicitation obligations.

In connection with Dr. Cagnoni’s appointment, Dr. Cagnoni and the Company also entered into our standard form of indemnification agreement for officers and directors, which generally requires us to indemnify Dr. Cagnoni against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and our Bylaws.  The Company’s standard form of indemnification agreement is filed as Exhibit 10.01 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

Item 8.01.                  Other Events.

On March 20, 2007, we issued a press release announcing the appointment of Dr. Cagnoni as Senior Vice President, Chief Medical Officer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit No.	Description

10.43	Employment Agreement dated March 19, 2007 between Allos Therapeutics, Inc. and Pablo J. Cagnoni, M.D.

99.1	Press Release, dated March 20, 2007, entitled “Allos Therapeutics Appoints Pablo J. Cagnoni, M.D. as Chief Medical Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 21, 2007

Allos Therapeutics, Inc.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.43	Employment Agreement dated March 19, 2007 between Allos Therapeutics, Inc. and Pablo J. Cagnoni, M.D.

99.1	Press Release, dated March 20, 2007, entitled “Allos Therapeutics Appoints Pablo J. Cagnoni, M.D. as Chief Medical Officer.”